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                                                                    EXHIBIT 99.1



(BLAIR CORPORATION LOGO)                                              AMEX: BL
220 HICKORY STREET o WARREN, PENNSYLVANIA 16366-0001

FOR IMMEDIATE RELEASE:
CONTACTS:
Blair Corporation
Bryan Flanagan, SVP/ Chief Financial Officer
814 723 3600


  BLAIR CORPORATION RECEIVES FINANCING COMMITMENT FROM PNC FINANCIAL SERVICES
              GROUP TO SUPPORT TENDER OFFER FOR BLAIR COMMON STOCK

WARREN, Pa., (June 28, 2005) - Blair Corporation (Amex: BL), (www.blair.com), a national multi-channel direct marketer of women's and men's apparel and home products, today announced it had received a commitment, subject to final documentation and standard closing conditions, for $200 million in financing from PNC Financial Services Group, Inc. which will be used to finance, in part, the Company's previously announced proposed stock tender buyback.

Blair intends to pay down this credit facility from PNC with the proceeds received from the previously announced sale of its credit portfolio to Alliance Data Systems Corp. The closing of the Alliance Data transaction remains on target for the fourth quarter of 2005.

Combining the credit facility from PNC with $40 million of Blair's cash reserves, the Company will initiate a stock tender buyback at $42 per share, for the purchase of approximately 4.4 million shares of Blair's outstanding common stock for an aggregate price of approximately $185 million. The Company intends to commence the tender not later than August 1, 2005, and it will be completed shortly thereafter.

"We are pleased to announce that Blair has received this commitment from PNC for $200 million in financing and appreciate this ongoing support from our long-term financial partner," stated Bryan Flanagan, senior vice president and CFO.

"By reaching this agreement, we remain on track to initiate our stock tender buyback and reward our investors," said John Zawacki, president and CEO. "At the same time, we are convinced that a continued focus on our core customers and our ability to remain an independent Warren-based company will maximize shareholder value now and in the future."

ABOUT BLAIR

Headquartered in Warren, Pennsylvania, Blair Corporation sells a broad range of women's and men's apparel and home products through direct mail marketing and its Web sites www.blair.com and www.irvinepark.com. Blair Corporation employs more than 2,000 people and operates facilities and retail outlets in Northwestern Pennsylvania as well as a catalog outlet in Wilmington, Delaware. The Company, which has annual sales of approximately $500 million, is publicly traded on the American Stock Exchange (AMEX:BL).


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BLAIR CORPORATION SECURITY HOLDERS ARE ADVISED TO READ BLAIR CORPORATION'S
TENDER OFFER STATEMENT WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE TENDER OFFER. BLAIR CORPORATION WILL NOTIFY ALL OF ITS SECURITY HOLDERS WHEN THE TENDER OFFER STATEMENT BECOMES AVAILABLE. WHEN AVAILABLE, BLAIR CORPORATION SECURITY HOLDERS MAY GET THE TENDER OFFER STATEMENT AND OTHER FILED DOCUMENTS RELATED TO THE TENDER OFFER FOR FREE AT THE U.S. SECURITIES AND EXCHANGE COMMISSION'S WEB SITE (www.sec.gov). IN ADDITION, BLAIR CORPORATION SECURITY HOLDERS MAY REQUEST A FREE COPY OF THE TENDER OFFER STATEMENT AND OTHER DOCUMENTS RELATED TO THE TENDER OFFER FROM BLAIR CORPORATION WHEN AVAILABLE.

This release contains certain statements, including without limitation, statements containing the words "believe," "plan," "expect," "anticipate," "strive," and words of similar import relating to future results of the Company (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to, changes in political and economic conditions, demand for and market acceptance of new and existing products, as well as other risks and uncertainties detailed in the most recent periodic filings of the Company with the Securities and Exchange Commission.